UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2014

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition of Disposition of Assets.

On May 21, 2014, Carter Validus Mission Critical REIT, Inc. (the “Company”) filed a Current Report on Form 8-K, dated May 20, 2014, regarding the completion by a wholly-owned subsidiary of Carter/Validus Operating Partnership, LP (“CVOP”), the Company’s operating partnership, of the acquisition of 100% of the fee simple interest in an approximately 251,141 square foot leased data center (the “Chicago Data Center”), located in Chicago, Illinois. The Company hereby amends the Form 8-K filed on May 21, 2014, to provide the financial statements and pro forma financial information required by Item 9.01 related to the acquisition of the Chicago Data Center.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Real Estate Acquired

(b) Pro Forma Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: August 5, 2014	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer

Independent Auditors’ Report

The Members

Chicago Data Center

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (the Historical Summary) of the Chicago Data Center for the year ended December 31, 2013, and the related notes to the Historical Summary.

Management’s Responsibility for the Historical Summary

Management is responsible for the presentation of the Historical Summary in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses of the Chicago Data Center for the year ended December 31, 2013, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 2 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the filing of Form 8-K of Carter Validus Mission Critical REIT, Inc. and is not intended to be a complete presentation of the Chicago Data Center’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ KPMG LLP

Tampa, Florida

August 5, 2014

Chicago Data Center

Historical Summary of Gross Income and Direct Operating Expenses

Three Months ended March 31, 2014 (Unaudited) and Year ended December 31, 2013

	Three months ended March 31, 2014 (Unaudited)	Year ended December 31, 2013
Gross income:
Base rental income	$4,486,367	$15,142,043
Tenant reimbursement income	736,531	2,109,715

Total gross income	5,222,898	17,251,758

Direct operating expenses:
Operating and maintenance	1,237,233	2,901,745
Property taxes and insurance	193,928	910,589

Total direct operating expenses	1,431,161	3,812,334

Excess of gross income over direct operating expenses	$3,791,737	$13,439,424

See accompanying notes to historical summary of gross income and direct operating expenses.

Chicago Data Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

Three Months ended March 31, 2014 (Unaudited) and Year ended December 31, 2013

NOTE 1 – BUSINESS

On May 20, 2014, Carter Validus Mission Critical REIT, Inc. (the “Company”) acquired the Chicago Data Center, located in Northlake, Illinois (the “Property”). The Company acquired the Property through DC-505 North Railroad Avenue, LLC, an indirect wholly owned subsidiary. The purchase price for the Property was $211,700,000, exclusive of closing costs. The Company funded the acquisition of the Property with proceeds from the sale of its common stock.

The Property is a 251,141 square foot (unaudited) data center situated on approximately nineteen acres (unaudited), located at 505 North Railroad Avenue, Northlake, Illinois. The Property is approximately 60% leased to the following four tenants: Comcast Cable Communications Management, LLC, HSBC Technology & Services (USA) Inc., Trans Union, LLC and Walgreen Co.

NOTE 2 – BASIS OF PRESENTATION

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

The unaudited Historical Summary for the three months ended March 31, 2014 has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, it does not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of the Company’s management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The Historical Summary for the three months ended March 31, 2014 is not necessarily indicative of the expected results for the entire year ended December 31, 2014.

A Historical Summary is being presented for the most recent year available instead of the three most recent years based on the following factors: (1) the Property was acquired from an unaffiliated party; and (2) based on due diligence of the Property conducted by the Company, management is not aware of any material factors relating to the Property that would cause this financial information not to be indicative of future operating results.

Chicago Data Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

Three Months ended March 31, 2014 (Unaudited) and Year ended December 31, 2013

NOTE 3 – GROSS INCOME

Although the leases provide for increases in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $274,394 (unaudited) for the three months ended March 31, 2014 and increased base rental income by $881,846 for the year ended December 31, 2013.

Minimum base rents to be received from the Property’s four tenants under the operating leases in place as of December 31, 2013, are as follows:

Year	Amount
2014	$17,132,116
2015	$17,847,637
2016	$18,190,027
2017	$18,540,359
Thereafter	$101,846,426

NOTE 4 – DIRECT OPERATING EXPENSES

Direct operating expenses include only those expenses expected to be comparable to the proposed future operations of the Property. The Property’s leases are net leases, obligating the tenants to directly pay most of the Property’s direct operating expenses. Accordingly, the direct operating expenses for the three months ended March 31, 2014 and for the year ended December 31, 2013 only include utilities, property taxes, insurance, labor, repair and maintenance, and other miscellaneous operating expenses.

NOTE 5 – SUBSEQUENT EVENTS

Subsequent events were evaluated from March 31, 2014 through August 5, 2014, the date on which the Historical Summary was issued.

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

This pro forma information should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the consolidated financial statements and notes of Carter Validus Mission Critical REIT, Inc. (the “Company”) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, as filed with the Securities and Exchange Commission.

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 has been prepared to give effect to the acquisition by the Company, through a wholly-owned subsidiary of our operating partnership, of a 100% fee simple interest in a 251,151 rentable square foot data center (the “Chicago Data Center”) located in Chicago, Illinois. The acquisition of the Chicago Data Center occurred on May 20, 2014. Carter Validus Operation Partnership, LP is a Delaware limited partnership that was organized to own and operate properties on behalf of the Company and is a consolidated subsidiary of the Company. The Chicago Data Center is consolidated into the Company.

The following unaudited pro forma condensed consolidated statements of comprehensive income for (i) the three months ended March 31, 2014 and (ii) the year ended December 31, 2013 have been prepared to give effect to the acquisition by the Company of the Chicago Data Center as if such acquisition had been completed on January 1, 2013. The actual acquisition of the Chicago Data Center occurred on May 20, 2014.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisitions been consummated as of the respective dates indicated; however, management is not aware of any material factors that would cause historical results not to be indicative of future results.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2014

(in thousands, except share amounts)

(Unaudited)

		Pro Forma
		Adjustments		Pro Forma
		Acquisition Chicago Data Center		Total
	March 31, 2014 (a)			March 31, 2014
ASSETS
Real estate:
Land ($4,280 related to VIE)	$98,007	7,503	(b)	$105,510
Buildings and improvements ($95,529 related to VIE)	908,139	185,021	(b)	1,093,160
Acquired intangible assets ($16,189 related to VIE)	143,379	19,523	(b)	162,902

	1,149,525	212,047		1,361,572
Less: accumulated depreciation and amortization ($9,509 related to VIE)	(35,946)	—		(35,946)

Total real estate, net ($106,489 related to VIE)	1,113,579	212,047		1,325,626
Cash and cash equivalents ($424 related to VIE)	151,570	(151,570	) (c)	—
Real estate-related notes receivables	37,920	—		37,920
Other assets ($4,410 related to VIE)	31,177	—		31,177

Total assets	$1,334,246	60,477		$1,394,723

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Notes payable ($53,561 related to VIE)	$291,598	—		$291,598
Credit facility	55,000	—		55,000
Accounts payable due to affiliates ($18 related to VIE)	2,733	—		2,733
Accounts payable and other liabilities ($1,345 related to VIE)	17,751	—		17,751
Intangible lease liabilities, less accumulated amortization of $7,504 ($15,919 related to VIE)	54,202	347	(b)	54,549

Total liabilities	421,284	347		421,631

Stockholders’ equity:
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized; none issued and outstanding	—	—		—
Common stock, $0.01 par value per share, 300,000,000 shares authorized; 104,565,599 shares issued, 104,402,777 shares outstanding	1,044	645	(d)	1,689
Additional paid-in capital	921,411	63,878	(d)	985,289
Accumulated distributions in excess of earnings	(42,026)	(4,393	) (e)	(46,419)
Accumulated other comprehensive income	362	—		362

Total stockholders’ equity	880,791	60,130		940,921
Noncontrolling interests	32,171	—		32,171

Total equity	912,962	60,130		973,092

Total liabilities and stockholders’ equity	$1,334,246	60,477		$1,394,723

(a)	Historical information is derived from the unaudited condensed consolidated balance sheet included in the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2014.
(b)	To record the pro forma effect of the acquisition of the Chicago Data Center, assuming the acquisition had occurred on March 31, 2014. The purchase price is as follows: Land $7.5 million, Buildings and improvements $185 million, In-place lease value $19.5 million and Below market lease value $0.3 million.
(c)	Reflects the net change in cash and cash equivalents to consummate the transaction as of March 31, 2014.
(d)	To record additional capital raised to fund the acquisition of the Chicago Data Center.
(e)	Reflects the costs associated with the acquisition of the Chicago Data Center that were expensed upon acquisition.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

For the Three Months Ended March 31, 2014

(in thousands, except share amounts)

(Unaudited)

		Pro Forma
		Adjustments		Pro Forma
		Acquisition Chicago Data Center		Total
	March 31, 2014 (a)			March 31, 2014
Revenue:
Rental and parking revenue	$23,410	4,486	(b)	$27,896
Tenant reimbursement revenue	2,742	737	(b)	3,479
Interest income	1,151	—		1,151

Total revenue	27,303	5,223		32,526
Expenses:
Rental and parking expenses	3,741	1,431	(b)	5,172
General and administrative expenses	922	—		922
Acquisition related expenses	1,225	—		1,225
Asset management fees	2,366	529	(c)	2,895
Depreciation and amortization	8,267	1,714	(d)	9,981

Total expenses	16,521	3,674		20,195
Income from operations	10,782	1,549		12,331

Interest expense	4,151	—		4,151

Net income	6,631	1,549		8,180
Net income attributable to noncontrolling interests in consolidated partnerships	(645)	—		(645)

Net income attributable to the Company	$5,986	1,549		$7,535

Other comprehensive income (loss):
Unrealized loss on interest rate swaps	$(626)	—		$(626)
Reclassification of previous unrealized loss on interest rate swaps into net income	388	—		388

Other comprehensive loss	(238)	—		(238)
Comprehensive income attributable to the Company	$5,748	1,549		$7,297

Weighted average number of common shares outstanding:
Basic	86,518,155	21,090,200	(e)	107,608,355

Diluted	86,535,291	21,090,200	(e)	107,625,491

Net income per common share attributable to common stockholders:
Basic	$0.07			$0.07

Diluted	$0.07			$0.07

(a)	Historical financial information is derived from the unaudited condensed consolidated statement of comprehensive income included in the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2014.
(b)	Represents pro forma results of the Chicago Data Center, assuming the acquisition had occurred on January 1, 2013. The Chicago Data Center was purchased on May 20, 2014.
(c)	Represents the estimated asset management fee payable to Carter/Validus Advisors, LLC on a monthly basis in an amount equal to 0.08333% of the aggregate asset value as of the last day of the immediately preceding month.

(d)	Represents the estimated depreciation and amortization of real estate assets and intangible lease assets had the property been acquired as of January 1, 2013. Real estate assets, other than land, are depreciated or amortized on a straight-line basis over their estimated useful lives. The Company estimated the useful lives of its assets by class as follows:

Buildings and improvements	15 - 40 years
Tenant improvements	Shorter of lease term or expected useful life
Identified intangible assets	Remaining term of related lease

(e)	Represents incremental shares sold to consummate the purchase of the Chicago Data Center. Additional shares represent shares that would have been issued if the Company had acquired the Chicago Data Center on January 1, 2013.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

For the Year Ended December 31, 2013

(in thousands, except share amounts)

(Unaudited)

		Pro Forma
		Adjustments		Pro Forma
		Acquisition		Total
	December 31, 2013 (a)	Chicago Data Center		December 31, 2013
Revenue:
Rental and parking revenue	$52,944	15,142	(b)	$68,086
Tenant reimbursement revenue	9,538	2,110	(b)	11,648
Real estate-related notes receivables interest income	5,817	—		5,817

Total revenue	68,299	17,252		85,551
Expenses:
Rental and parking expenses	11,915	3,812	(b)	15,727
General and administrative expenses	2,458	—		2,458
Acquisition related expenses	5,615	—	(c)	5,615
Asset management fees	2,343	2,118	(d)	4,461
Depreciation and amortization	18,749	6,855	(e)	25,604

Total expenses	41,080	12,785		53,865

Income (loss) from operations	27,219	4,467		31,686

Other income (expense):
Interest and other income (expense)	53	—		53
Interest expense	(12,593)	—		(12,593)

Total other expense	(12,540)	—		(12,540)

Consolidated net income (loss)	14,679	4,467		19,146
Net (income) loss attributable to noncontrolling interests in consolidated partnerships	(2,021)	—		(2,021)

Net income (loss) attributable to the Company	$12,658	4,467		$17,125

Other comprehensive income (loss):
Unrealized gain (loss) on interest rate swaps	$825	—		$825
Reclassification of previous unrealized loss on interest rate swaps into net income	738	—		738

Other comprehensive income (loss)	1,563	—		1,563

Comprehensive income (loss) attributable to the Company	$14,221	4,467		$18,688

Weighted average number of common shares outstanding:
Basic	42,207,714	21,090,200	(f)	63,297,914

Diluted	42,224,944	21,090,200	(f)	63,315,144

Net income (loss) per common share attributable to common stockholders:
Basic	$0.30			$0.27

Diluted	$0.30			$0.27

(a)	Historical financial information is derived from the consolidated income statement included in the Company’s annual report on Form 10-K for the year ended December 31, 2013.
(b)	Represents pro forma results of the Chicago Data Center assuming the acquisition had occurred on January 1, 2013. The Chicago Data Center was purchased on May 20, 2014.
(c)	In connection with the acquisition of the Chicago Data Center, the Company incurred $4,393,000 of acquisition related expenses, which have been excluded from the Pro Forma condensed consolidated statement of comprehensive income, as these amounts represent non-recurring charges.
(d)	Represents the estimated asset management fee payable to Carter/Validus Advisors, LLC on a monthly basis in an amount equal to 0.08333% of the aggregate asset value as of the last day of the immediately preceding month.
(e)	Represents the estimated depreciation and amortization of real estate assets and intangible lease assets had the property been acquired as of January 1, 2013. Real estate assets, other than land, are depreciated or amortized on a straight-line basis over their estimated useful lives. The Company estimated the useful lives of its assets by class as follows:

Buildings and improvements	15 - 40 years
Tenant improvements	Shorter of lease term or expected useful life
Identified intangible assets	Remaining term of related lease

(f)	Represents incremental shares sold to consummate the purchase of the Chicago Data Center. Additional shares represent shares that would have been issued if the Company had acquired the Chicago Data Center on January 1, 2013.